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The following communication was a presentation made March 24.

J. Sink, Director, Innovation Advisor, ExxonMobil

Remarks at Advanced Reactors Summit VIII

March 24, 2021

No slides, but thank you for introduction. I appreciate the background. So I’m part of the tech scouting organization. And one of my focus areas is industrial heat and industrial heat is one of those tough areas to decarbonize. So we look, we kind of connect the dots internally and externally. Sometimes we’re trying to bring stuff out of the company and sometimes bring it in, but really trying to articulate the opportunities that are out there. And then get them heard by the right folks. So ExxonMobil, we produce a huge amount of hydrogen. We produce 1.3 million tons per year. And then we also buy hydrogen. So most of that hydrogen is consumed internally. One of the interesting aspects of advanced reactors, and the the topping stuff from Jose was interesting as well, is the ability to produce that in intense industrial heat.

***

That’s also carbon free. The manufacturing processes we do to make petrochemicals, including hydrogen require an immense amount of, of energy in the form of heat. And there’s really a lack of alternatives in this space. I believe that it’s two thirds…two thirds of the emissions are from furnaces in the world. And only 20% of the funding to address as emissions is addressed to those things. And then high capacity factors, like Jose mentioned as well. And a culture of safety around the processes are things that the petrochemical industry and the nuclear industry share. So last month, ExxonMobil launched our low carbon solutions business,

It focuses on difficult to decarbonize businesses, with commercially ready carbon capture. And we’ve been doing carbon capture for decades. It takes a long time to take a new technology and make it work in industrial scale. And I think one of our strengths is being able to do that with a new technology through the whole process. We have a proven track record of developing these new technologies and a broad, broad R and D collaboration, including with the National Labs, where I got to meet Corey, where we look to de-risk and also monitor what’s coming. Advanced reactors could one day provide intense industrial heat for chemical applications, including hydrogen production. But the key question really is cost.

And what is the return [be]cause you’re competing in a business where the customers want low carbon, and they want the lowest price, which is tricky. The advanced reactor demonstration projects are a great step in technically de-risking this. But it’s gonna take a lot of time, integrating it into new areas like industrial, where, you know, where it’s been power in the past is going to be going to be difficult. And it’s going to require competitive costs, collaboration with academia, national labs, and business to really pull it off. So, all of the demonstration projects has been really inspiring in the past couple of months, and I’m excited to kind of be a part of this panel and see how it develops.

***

Okay. A big question. So I think when you look at innovation, I mean the technologies that are coming forward to advanced nuclear aren’t necessarily new. But the application into industrial would be very new. There’s a lot of trickiness to moving a technology into a new application versus versus just applying the application to the existing application. So when you say nuclear people’s brain says power or utility, it’s just automatic. It’s like when you say peanut butter and their brain says jelly, and it takes, it takes a bunch of conversations to move people off of electricity and onto using this technology for heat. So it’s more of, you know, because it’s not familiar to people because it’s not an industry that exists. So that’s a big challenge. And that takes, I think, organizational readiness and creating the right systems around a new application are going to be more critical even though the technology, because it’s technology is, you know, that’s been around for a long time, but actually applying it to a new use case is going to be, it’s going to be hard because it’s a big change of perspective for folks.

***

Engineers like to solve problems. And when you give somebody a good solution, if it, even if they don’t like at first their brain mulls on it. So, I mean, there’s a certain elegance nuclear with this energy density and a lot of the new safety that’s put around these new reactors, that’s very intriguing. So you’ve gotta be patient with people and let their brains kind of roll around on the concept and in the event, you know, even the critics will come back with ways that you can improve it later as they, as they kind of mull on the idea. So it’s being patient with folks, it’s being able to articulate it clearly and then, kind of waiting to see what comes back.

***

So, I’m going to skip the color and go for low cost … Yes. So we’ll take any color, low cost. I think it’s exciting to see the demonstrations going forward and you really learn by doing things. I think there’s going to be a tremendous amount to learn. I’ve taken a lot of notes myself during this panel, so I’ve enjoyed learning just from this, this engagement. But I do think, being able to target those difficult to decarbonize industries and working through all the issues with that, I mean, it’s a tremendous opportunity if all those things can be worked through. It’s exciting to kind of be a part of this panel and meet all you guys.

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